UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report May 9, 2008
Date of Earliest Event Reported (May 6, 2008)

SECURITY CAPITAL ASSURANCE LTD
(Exact name of registrant as specified in its charter)

Bermuda	001-32950	Not Applicable
(Jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

A.S. Cooper Building
26 Reid Street
Hamilton HM11, Bermuda
(Address of principal executive
offices, including zip code)

(441) 279-7450
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

     On May 6, 2008, Security Capital Assurance Ltd (“SCA”) approved a cash payment of $125,000 to its Chief Executive Officer, Paul S. Giordano, based on his performance during the first quarter of 2008. This special payment will be made to Mr. Giordano as soon as practicable after May 6, 2008.

     In addition, on May 8, 2008, SCA and Mr. Giordano executed an amended and restated employment agreement. The amended and restated employment agreement, which is attached hereto as Exhibit 10.1, was entered into primarily to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and related final regulations.

Item 9.01	Exhibits

Exhibit 10.1	Amended and Restated Employment Agreement, dated as of May 8, 2008, by and between SCA and Paul S. Giordano.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated May 8, 2008

Security Capital Assurance Ltd

By: /s/ Susan Comparato
Name: Susan Comparato
	Title:	Senior Vice President
and General Counsel

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	Amended and Restated Employment Agreement, dated as
of May 8, 2008, by and between SCA and Paul S.
Giordano.